MassMutual Premier Funds - N-SAR Exhibits

For Period Ending 4/30/12
File No. 811-08690

Item 77C.  Submission of matters to a vote of security holders

Pursuant to a written consent, dated November 21, 2011, Massachusetts Mutual Life Insurance Company (“MassMutual”), MassMutual RetireSMARTSM Conservative Fund, MassMutual RetireSMARTSM Moderate Fund, MassMutual RetireSMARTSM Moderate Growth Fund, MassMutual RetireSMARTSM Growth Fund, MassMutual RetireSMARTSM In Retirement Fund, MassMutual RetireSMARTSM 2010 Fund, MassMutual RetireSMARTSM 2015 Fund, MassMutual RetireSMARTSM 2020 Fund, MassMutual RetireSMARTSM 2025 Fund, MassMutual RetireSMARTSM 2030 Fund, MassMutual RetireSMARTSM 2035 Fund, MassMutual RetireSMARTSM 2040 Fund, MassMutual RetireSMARTSM 2045 Fund, and MassMutual RetireSMARTSM 2050 Fund, together, as the owner of a majority of the issued and outstanding shares of the MassMutual Premier Funds (the “Trust”), elected Richard H. Ayers, Allan W. Blair, Nabil N. El-Hage, Maria D. Furman, R. Alan Hunter, Jr., Robert E. Joyal, F. William Marshall, Jr., C. Ann Merrifield, Susan B. Sweeney, and Elaine A. Sarsynski as Trustees of the Trust for indefinite terms of office.

Pursuant to a written consent, dated November 21, 2011, MassMutual, MassMutual RetireSMART Conservative Fund, MassMutual RetireSMART Moderate Fund, MassMutual RetireSMART Moderate Growth Fund, MassMutual RetireSMART Growth Fund, MassMutual RetireSMART In Retirement Fund, MassMutual RetireSMART 2010 Fund, MassMutual RetireSMART 2015 Fund, MassMutual RetireSMART 2020 Fund, MassMutual RetireSMART 2025 Fund, MassMutual RetireSMART 2030 Fund, MassMutual RetireSMART 2035 Fund, MassMutual RetireSMART 2040 Fund, MassMutual RetireSMART 2045 Fund, and MassMutual RetireSMART 2050 Fund, together, as the owner of a majority of the issued and outstanding shares of the Trust, approved an Amended and Restated Agreement and Declaration of Trust, as described in the Information Statement dated October 31, 2011.

Pursuant to a written consent, dated November 21, 2011, MassMutual, MassMutual RetireSMART Conservative Fund, MassMutual RetireSMART Moderate Fund, MassMutual RetireSMART Moderate Growth Fund, MassMutual RetireSMART Growth Fund, MassMutual RetireSMART In Retirement Fund, MassMutual RetireSMART 2010 Fund, MassMutual RetireSMART 2015 Fund, MassMutual RetireSMART 2020 Fund, MassMutual RetireSMART 2025 Fund, MassMutual RetireSMART 2030 Fund, MassMutual RetireSMART 2035 Fund, MassMutual RetireSMART 2040 Fund, MassMutual RetireSMART 2045 Fund, and MassMutual RetireSMART 2050 Fund, together, as the owner of a majority of the issued and outstanding shares of the MassMutual Premier High Yield Fund, MassMutual Premier International Bond Fund, MassMutual Premier Disciplined Value Fund, MassMutual Premier Disciplined Growth Fund, MassMutual Premier Main Street Small/Mid Cap Fund, MassMutual Premier Focused International Fund, and MassMutual Premier Strategic Emerging Markets Fund (each a “Fund”), approved an amended an restated investment management agreement for each Fund, as described in the Information Statement dated October 31, 2011.

Pursuant to a written consent, dated November 21, 2011, MassMutual, MassMutual RetireSMART Conservative Fund, MassMutual RetireSMART Moderate Fund, MassMutual RetireSMART Moderate Growth Fund, MassMutual RetireSMART Growth Fund, MassMutual RetireSMART In Retirement Fund, MassMutual RetireSMART 2010 Fund, MassMutual RetireSMART 2015 Fund, MassMutual RetireSMART 2020 Fund, MassMutual RetireSMART 2025 Fund, MassMutual RetireSMART 2030 Fund, MassMutual RetireSMART 2035 Fund, MassMutual RetireSMART 2040 Fund, MassMutual RetireSMART 2045 Fund, and MassMutual RetireSMART 2050 Fund, together, as the owner of a majority of the issued and outstanding shares of the MassMutual Premier High Yield Fund, MassMutual Premier International Bond Fund, MassMutual Premier Disciplined Value Fund, MassMutual Premier Disciplined Growth Fund, MassMutual Premier Main Street Small/Mid Cap Fund, MassMutual Premier Focused International Fund, and MassMutual Premier Strategic Emerging Markets Fund (each a “Fund”), approved an amendment to each Fund’s fundamental investment restriction with respect to investment in commodities and commodity contracts, as described in the Information Statement dated October 31, 2011.

Pursuant to a written consent, dated November 21, 2011, MassMutual, as the owner of a majority of the issued and outstanding shares of the MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Value Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Small/Mid Cap Opportunities Fund, MassMutual Premier Global Fund, and MassMutual Premier International Equity Fund (each a “Fund”), approved an amended an restated investment management agreement for each Fund, as described in the Information Statement dated October 31, 2011.

Pursuant to a written consent, dated November 21, 2011, MassMutual, as the owner of a majority of the issued and outstanding shares of the MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Value Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Small/Mid Cap Opportunities Fund, MassMutual Premier Global Fund, and MassMutual Premier International Equity Fund (each a “Fund”), approved an amendment to each Fund’s fundamental investment restriction with respect to investment in commodities and commodity contracts, as described in the Information Statement dated October 31, 2011.

Item 77E.  Legal Proceedings

On December 7, 2010, the MassMutual Premier Funds was named as a defendant and putative member of the proposed defendant class of shareholders named in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company (the “Official Committee”) in the U.S. Bankruptcy Court for the District of Delaware, in connection with Tribune Company’s Chapter 11 bankruptcy proceeding (In re Tribune Company). The proceeding relates to a leveraged buyout transaction (“LBO”) by which Tribune Company converted to a privately-held company in 2007, and the putative defendant class is comprised of beneficial owners of shares of Tribune Company who received proceeds (the “Proceeds”) of the LBO. The Official Committee seeks to recover payments of those Proceeds.

The potential amounts sought to be recovered from the MassMutual Premier Balanced Fund, MassMutual Premier Disciplined Value Fund, MassMutual Premier Main Street Small/Mid Cap Fund, and MassMutual Premier Small/Mid Cap Opportunities Fund, plus interest and the Official Committee’s court costs, are approximately $44,200, $299,880, $122,400, and $414,800, respectively.

In addition, on June 2, 2011, the MassMutual Premier Disciplined Value Fund, MassMutual Premier Main Street Small/Mid Cap Fund, and MassMutual Premier Small/Mid Cap Opportunities Fund, were named as defendants in a closely related, parallel adversary proceeding brought in connection with the Tribune Company’s LBO by Deutsche Bank Trust Company Americas, in its capacity as successor indenture trustee for a certain series of Senior Notes, Law Debenture Trust Company of New York, in its capacity as successor indenture trustee for a certain series of Senior Notes, and Wilmington Trust Company, in its capacity as successor indenture trustee for the PHONES Notes (together, the “Plaintiffs”) in the United States District Court for the District of Massachusetts. The Plaintiffs also seek to recover payments of the Proceeds.

The Funds cannot predict the outcome of these proceedings. If the proceedings were to be decided in a manner adverse to the Funds, or if the Funds were to enter into a settlement agreement with the Official Committee or the Plaintiffs, as applicable, the payment of such judgment or settlement could potentially have a material adverse effect on the Funds’ net asset values depending on the total net assets of each applicable Fund at the time of such judgment or settlement.